20MW Immersion Crypto Mining - Clean Spark, Inc.

To: Zach Bradford
Clean Spark
zach@cleanspark.com

Prepared by: Daniel Wong
President
Edge Data Solutions Inc.
dan@edsi.io
858-345-6880

About Edge Data Solutions

Edge Data Solutions, Inc. is an industry-leading high density immersion cooled edge data center, digital asset mining and cloud infrastructure provider. Our proprietary Edge Performance Platform (EPP) is cost effective and allows rapid deployment in any environment utilizing next-generation immersion cooling technology to deliver ultra-high density compute power, where it is needed most. Edge Data Solutions is brining enterprise to crypto mining by providing a total end to end solution from the power equipment all the way down to the mining equipment with a turnkey green data center in a box that improves performance and efficiency. The modular design and ability to add additional capacity as needed, preserves up front capital allowing for rapid deployment and scalability as business demand increases.

Our Team



Delray Wannemacher, CEO & Chairman

He has more than 25 years of experience in building Technology based companies, successful exits for investors, and his efforts have helped to raise hundreds of millions of dollars for public and private companies. He has an extensive business background and a global vision for how to leverage assets to maximize growth.



Daniel Wong, President & Director

He has spent his early career consulting in the capital markets before founding multiple companies of his own. His primary focus is to grow the company's marketplace share using his expertise in blockchain technology, digital asset management, investment growth strategies, customer and investor relations.



Levi Volk, Sales & Marketing Director

He brings years of marketing and sales experience working in a variety of industries. He helped launch a private law firm's first marketing campaign and was on the board that launched an election campaign. He further worked in the marketing and sales department developing both sales and marketing plans for each industry.

Global Capabilities


EDGE
DATA SOLUTIONS
SERVETECH
Midas Green Technologies
sgblocks
DELL
Lenovo
NVIDIA
Lambda
LIGHT SPEED
ROVISYS
Automation & Information Solutions
RAPTOR
POWER SYSTEMS

Competitive Advantages of EDSI Immersion Cooling Technology

1. EDGE VHP 1200 Fluid has been proven to be 1200x more effective than air-cooled solutions for heat dissipation.
2. Maximum Flexibility & Scalability and can be placed in non-traditional facilities
3. Maximum Density (5-10x+ more energy efficient)
4. 5-10% savings in compute power due to fan removal
5. 20%-50% Performance Increase in hash rate efficiency
6. 60% Space Savings and Rapid Deployment

Arctic™ Tank (Chainable) Crypto Immersion Cooled Solution

Benefits & Features

1. EDSI can provide a total mining solution for you from the power all the way down to the miners themselves.
2. Specifically designed for ASIC Miners for a low cost immersion cooled system with all the benefits
3. 152kW per tank
4. Tank is split into two or 3 mining sections capable of fitting 36 whatsminer M20 or M30S or 33 S19 Pros (Different tank size conf. available)
5. Together with our partners we can provide our customers with over 45 MW of capacity every week.
6. Patented proprietary flow design
7. Lowest Mechanical PUE 1.01 - 1.06
8. System allows mounting of up to two switches and three 0U PDUs.
9. Provides additional capacity without the need for remodeling or new construction.
10. Each solution has the offer to receive full monitoring and maintenance by the Edge Data Solutions team.
11. Customization options available





Maximum Density Design

ASSUMPTIONS

•EXISTING BUILDING
•ELECTRICAL BY OTHERS
•MINERS CAN BE OPTIMIZED AT LEAST 20%
•415V POWER AVAILABLE FOR MINERS, 460-480V FOR COOLING MODULES
•WATER PLUMBING BETWEEN TANKS AND TOWERS PROVIDED BY LOCAL LABOR



IDEAL LAYOUT

•152 KW PER TANK
•TANKS ARRANGED IN ROWS OF 8-12 TANKS.
•ONE COOLING MODULE PER TANK
•3FT AISLES BETWEEN ROWS AND 1FT BETWEEN TANKS.. ~510 SQFT OF WHITE SPACE PER MW
•HEAT DISSIPATION SYSTEMS TO BE INSTALLED OUTSIDE OF BUILDING



Certifications

UL Listed Packaged Pumping Systems

UL Listed Controls

European Conformity

Office of Statewide Health Planning and Development (CA)

OSHA Complaint Safety Program

NIST Certified Testing Equipment

State of New York OTCR (NY)

AS9100 Certification

Unfired Pressure Vessels

Pressure Piping

Miniature Unfired Pressure Vessels

National Board

Repairs and/or Alterations

Process Piping & Power Piping

LEED AP expertise

Quality ISO 9001:2015

ITAR Certification

RAPTOR POWER SYSTEMS

Benefits of Utilizing Raptor Power Systems in

Mining Applications

- **Unparalleled Density**
- **Lower Set Up and Installation Costs**
- **Future Proofed**
- **Remote Control**
- **USA Manufacturing**

Price and Payment

Name	Quantity	Price	Total
Arctic Chainable Tanks + Cooling Module - 152kW (36 S17s or 33 S19s)	180	$17,188	$3,093,840
Designed specifically for Bitmain S17 and S19 models of miners • 60C operating condition • Each section allows three rows of 11 miners for a total of 36 S17s or 33 S19s per system • Mounting frame for PDU and switches TBD Cooling Module • 152kW cooling capacity • ON/OFF pump operation. Can be connected to central controller (controller not included). • Includes all connections between module and tank. • Skid includes 2" MNPT connections for Water source. Isolation and/or balancing valves not included. • UL Listed			
Crypto EDGE Fluid VHP1200 (Gallon)	36000	$38	$1,368,000
Cooling Equipment Package 2.5 MW	10	$298,881	$2,988,810
10 - Adiabatic Cooling Towers 10 - Pump Packages			
500kva Transformer - 480v-415v	40	$8,528	$341,120
Breaker Panel 4000A (30 x150A Circuit Breakers)	10	$75,963	$759,630
The Crypto Minotaur - PDU	300	$775	$232,500
Medusa Cable Splitter - 10Ft	7200	$16	$115,200
Project Management	1	$25,000	$25,000
- Dedicated Remote Project Manager - Scheduling Management - Vendor Management - Project Communication Management - Project Risk Management - See scope of project to completion - Up to 30 days or 160 hours of onsite support			
*Installation and miner preparation not included	1	$0	$0
Shipping and Handling - Not to Exceed	1	$150,000	$150,000

Name	Quantity	Price	Total
Sales Tax	1	$544,446	$544,446
DEPOSIT SCHEDULE:	1	$0	$0
a) 30% plus applicable sales tax and 100% of shipping and handling - due at execution - $2,990,564 b) 30% plus applicable sales tax due - within 30 days after order or prior to each product shipment on a pro rata basis, whichever is earlier - $2,840,564 c) 40% balance plus applicable sales tax due - prior to shipment or prior to each product shipment on a pro rata basis, whichever is earlier - $3,787,418			
		Total	**$9,618,546**

Agreement

THIS PURCHASING AGREEMENT (the "Agreement") is made and entered into as of December 1, 2021 (the "Effective Date") by and between CleanBlok, Inc., ("CLIENT") and Edge Data Solutions, Inc ("EDSI"). Each of EDSI and CLIENT is referred to herein individually as a "Party" and they are collectively referred to herein as the "Parties"). The Parties enter into this Agreement with reference to the following facts

1. Price and Payment

1.1 **Price.** The price charged for a product or service will be the price advertised or promoted by EDSI at the time the Purchase Order is placed. The price charged will be clearly stated Client's Purchase Order confirmation email. Price increases will only apply to Purchase Orders placed after the time of the increase, or increases prior to both Parties' acceptance of the order. Prices do not include taxes or charges for shipping and handling. All such taxes and charges will be added to Client's total price and will be itemized in Client's Purchase Order and Purchase Order confirmation email. EDSI strives to provide accurate price information, however EDSI may, on occasion, make inadvertent typographical errors, inaccuracies or omissions related to pricing and availability. EDSI reserves the right to correct any errors, inaccuracies, or omissions at any time and to cancel any Purchase Orders arising from such occurrences.

1.2. Payment. Client will pay all amounts due according to the terms of EDSI invoice. The Clients may not change or add any terms to EDSI invoice. Clients will make all payments via wire transfer or ACH transfer to EDSI designated bank account.

1.3. Taxes. All Prices are exclusive of all sales, use, and excise taxes, and any other similar taxes,

duties, and charges of any kind imposed by any Governmental Authority on any amounts payable by Client. Client shall be responsible for all such charges, costs and taxes; provided, that, Client shall not be responsible for any taxes imposed on, or with respect to, EDSI's income, revenues, gross receipts, personal or real property, or other assets.

2. Orders

2.1. Purchase Orders. The Client will submit all orders for Products and Services in writing and sent electronically in the manner specified by EDSI ("Purchase Orders"). Purchase Orders will contain: The quantity of each Product ordered by EDSI model or part number; the Price per unit (as set out on the then-current EDSI Price list); Payment arrangements; and Delivery Instructions, including the address and the date Client requests delivery of the Products. Prices are dependent upon final design based on Client's requirements, and are subject to change based upon agreed upon changes to the design.

2.2. Acceptance. EDSI will within seven business days of receipt of the Purchase Order, communicate in writing, including email, its acceptance or rejection of the Purchase Order. Any Purchase Order not confirmed or rejected within that period are deemed to have been rejected.

2.3. Cancellation. After EDSI accepts a Purchase Order, Client may cancel all or part of it within three days without liability, and thereafter, subject to payment of a cancellation fee equal to the amount of the deposit paid by Client, as set out in EDSI invoice. EDSI may determine a reduction in the cancellation fee in its sole discretion based on the size and nature of the order, production capacity, and economic conditions. Currently, EDSI requires deposits for purchases that is outlined in the quote.

The cancellations fee is not a penalty; it is a liquidated amount designed to offset EDSI cost to cancel an order after it has begun the manufacturing process.

3. Shipment and Delivery

3.1. Purchase Order. EDSI will arrange for shipping and delivery of the Products to the location identified in the Purchase Order. Estimated Delivery Dates (for purposes of this paragraph 3, Estimate Delivery Date is defined as the estimated ship date plus the estimated ship time) will be provided as an attachment to the Purchase Order. Prior to shipment of the Products, the Client will pay shipping costs from the place of import to the destination identified in the Purchase Order, including import, export fee, freight, and insurance charges. Title, risk of loss, theft, and damage passes to Client upon EDSI's transfer of the products to the carrier.

3.2. Failure or Delay in Delivery. EDSI will make commercially reasonable efforts to meet the requested Delivery Dates specified in the attachment to the Purchase Order, EDSI will notify the Client of the Estimated Delivery Date, but EDSI is not liable for failure to deliver timely unless delays are

more than ten (10) days past the Estimated Delivery Date, then EDSI shall refund a liquidated damage of $5,000 USD per day for days 11 through 15 after the delivery due date, and EDSI shall pay a liquidated damage of $10,000 per day after fifteen days past the Estimated Delivery Date.

3.3. Acceptance of Products. Client must notify EDSI in writing within fourteen (14) calendar days of delivery of the Product to inform EDSI of any alleged defects in a Product. The Parties will work in good faith work to resolve the defect without shipping the Product back to EDSI. If EDSI determines the Product has a major defect that cannot be remedied without having the Product shipped back to EDSI, EDSI will authorize the return of the Product and ship a replacement as soon as reasonably possible, at EDSI's expense.

3.4 **Site Work**. Rigging, site preparation and installation is not included. The compute container needs to level and installed at least 3' above the Immersion Cooling container. Pedestals for containers are not included.

3.5 **Force Majeure**. Neither Party will be liable for any failure or delay in performing an obligation under this Agreement that is due to any of the following causes, to the extent beyond its reasonable control: acts of God, accident, riots, war, terrorist act, epidemic, pandemic, quarantine, civil commotion, breakdown of communication facilities, natural catastrophes, governmental acts or omissions, slowdown of permit processing due to government office closure or telecommuting, changes in laws or regulations, national strikes, fire, explosion, disruptions to the supply chain or labor shortages, trade embargo, generalized lack of availability of raw materials or energy; provided that the parties stipulate that Force Majeure shall not include the novel coronavirus Covid-19 pandemic from inclusion in the term "pandemic" which is ongoing as of the date of the execution of this agreement. The Parties may in good faith agree to amend the estimated delivery due date in the exhibit to the Purchase Order in consideration of delays due to force majeure or otherwise.

For the avoidance of doubt, Force Majeure shall not include (a) financial distress nor the inability of either party to make a profit or avoid a financial loss, (b) changes in market prices or conditions, or (c) a party's financial inability to perform its obligations hereunder.

4. Limited Warranty

4.1 EDSI warrants to CLIENT that the Immersion Cooling System and power equipment including transformers, PDUs, and breaker panels purchased from EDSI will materially conform to EDSI's published specifications in effect as of the date of this Agreement, and be free from material defects in material and workmanship for a period of one (1) year from the date of delivery (the "Warranty Period").

4.2 EDSI warrants to CLIENT that EDSI will perform the services purchased by Client from EDSI using personnel of required skill, experience and qualifications and in a professional and workmanlike

manner in accordance with generally recognized industry standards for similar services and shall devote adequate resources to meet our obligations under these Terms.

4.3 EDSI warrants to CLIENT for a period of three (3) years following the date of delivery (the "Extended Warranty Period"),that if the failure rate for miners in the Immersion Cooling System materially exceeds the standard failure rate of miners in air-cooled equipment (such failure rate to be provided by CLIENT and agreed to by EDSI) and such failure is proximately caused by the Immersion Cooling System (an "Excessive Failure"), and provided such failing miners or Immersion Cooling System has not been damaged, altered, or used outside the operating conditions and configuration specified by EDSI, then EDSI shall pay CLIENT, as liquidated damages, an amount equal to the purchase price less applicable depreciation (to be calculated on a straight line basis over a 5-year period from the date of miner purchase) (the "Failed Miner Value") of any such miners that experiences an Excessive Failure

4.4 EXCEPT FOR THE WARRANTIES SET FORTH IN SECTION 4.1 THROUGH SECTION 4.3, EDSI MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE PRODUCTS OR SERVICES PURCHASED THROUGH THE SITE, INCLUDING ANY (i) WARRANTY OF MERCHANTABILITY; OR (ii) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; ; WHETHER EXPRESS OR IMPLIED BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE.

4.5 EDSI shall not be liable for a breach of the warranties set forth in Section 4.1 through Section 4.3 unless: (i) Client gives written notice of the defective products or services, as the case may be, reasonably described, to EDSI within fourteen (14) days of the time when Client discovers or ought to have discovered the defect; (ii) if applicable, EDSI is given a reasonable opportunity after receiving the notice of breach of the warranty set forth in Section 4.1 to examine such products and Client (if so requested by EDSI) return such products to EDSI designated location at Client's cost for the examination to take place there; and (iii) EDSI reasonably verifies Client's claim that the products or services are defective.

4.6 EDSI shall not be liable for a breach of the warranty set forth in Section 4.1 or Section 4.2 (and excluding Section 4.3) if: (i) provided the defect put miners at risk of material damage, Client makes any further use of such defective products after Client gives such notice; (ii) the defect arises because Client failed to follow EDSI's oral or written instructions as to the storage, installation, commissioning, use or maintenance of the products; or (iii) Client alters or repairs such products without EDSI's prior written consent.

4.7 Subject to Sections 4.3, 4.5 and Section 4.6 above, with respect to any such products during the Warranty Period or Extended Warranty Period, as applicable, EDSI shall, in EDSI's sole discretion, either: (i) repair or replace such products (or the defective part) or (ii) credit or refund the amounts paid by Client for such products provided that, if EDSI so requests, Client shall, at EDSI's expense, return

such products to EDSI.

4.8 Subject to Section 4.5 and Section 4.6 above, with respect to any services subject to a claim under the warranty set forth in Section 4.2, EDSI shall, in EDSI's sole discretion, (i) repair or re-perform the applicable services or (ii) credit or refund the amounts paid by Client for such services.

4.9 Notwithstanding anything in this Section 4, Client shall be required to take commercially reasonable efforts to mitigate any damages or cooperate with EDSI in mitigating any damages caused by a breach of this Limited Warranty. For the avoidance of doubt, for example, if Client discovers a warranty issue in one portion of the Immersion Cooling System that needs to be repaired in all other portions in order to prevent any additional damage to Client's miners, Client shall use commercially reasonable efforts to allow EDSI to make such necessary repairs.

4.10 THE REMEDIES SET FORTH ABOVE SHALL BE CLIENT'S SOLE AND EXCLUSIVE REMEDY AND EDSI's ENTIRE LIABILITY FOR ANY BREACH OF THE LIMITED WARRANTIES SET FORTH IN SECTION 4.1 and SECTION 4.2.

5. Limitation of Liability

(a) IN NO EVENT SHALL EDSI BE LIABLE TO CLIENT OR ANY THIRD PARTY FOR ANY LOSS OF USE, REVENUE OR PROFIT OR LOSS OF DATA OR DIMINUTION IN VALUE, OR FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE AND WHETHER OR NOT EDSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

(b) EXCLUDING THE LIQUIDATED DAMAGES PROVISION CONTAINED IN SECTION 4.3 ABOVE, IN NO EVENT SHALL EDSI'S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE AMOUNTS PAID BY CLIENT FOR THE PRODUCTS AND SERVICES SOLD BY EDSI.

6. Goods Not for Resale or Export

Client represents and warrants that Client is buying products or services from EDSI for Client's own use only, and not for resale or export. Client further represents and warrants that all purchases are intended

for final delivery to locations within the US.

7. Governing Law and Jurisdiction

All matters arising out of or relating to these Terms are governed by and construed in accordance with the internal laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Georgia.

8. Severability

If any provision of these Terms is invalid, illegal, void or unenforceable, then that provision will be deemed severed from these Terms and will not affect the validity or enforceability of the remaining provisions of these Terms.

9. Public Disclosure

On or before the fifth (5th) business day following the closing date of this Agreement, the EDSI shall file a Form 8-K, reasonably acceptable to CLIENT, with the SEC describing the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act. Outside of the aforementioned 8-K, EDSI shall not disclose that CLIENT is a customer, or use its name or logo in any marketing material without the prior written approval of CLIENT.

10. Entire Agreement

EDSI's order confirmation and these Terms will be deemed the final and integrated agreement between Client and EDSI on the matters contained in these Terms, unless otherwise agreed to in a writing signed by both parties.

City National Bank

Domestic:

Account #625050774

Routing #122016066

Address:

City National Bank

937 Lomas Santa Fe Drive

Solana Beach, CA 92075

Signature

Edge Data Solutions, Inc.

Delray Wannemacher, CEO

Signature

Delray Wannemacher

Name

CEO

Title

12/01/2021

Date

CleanBlok, Inc.

Signature

Zachary Bradford

Name

CEO

Title

12/01/2021

Date



Questions? Call: (833) 682-2428, email: info@edsi.io, or visit edgedatasolutions.io

Estimated Delivery Schedule

Item	Qty	Estimated Delivery Times
Immersion Tanks (33 S19s per)	20	4-6 weeks
	60	7-9 weeks
	30	12 weeks
	30	13 weeks
	30	14 weeks
	10	15 weeks
	180	
Dieletric Fluid Gallons	16,000	6 - 7 weeks
	20,000	11-13 weeks
	36,000	
Cooling Tower	1	4-6 weeks
	2	5-8 weeks
	1	11-13 weeks
	1	12-14 weeks
	2	13-15 weeks
	2	15-17 weeks
	1	17-19 weeks
	10	
Water Pump Skids for Tower	2	4-6 weeks
	2	5-8 weeks
	2	11-13 weeks
	2	13-15 weeks
	2	15-17 weeks
	10	
500kva Transformers	4	3 weeks
	6	4 weeks
	6	6 weeks
	6	7 weeks
	6	8 weeks
	6	9 weeks
	6	10 weeks
	40	

4000A Panels (30x 150A)	4	10 weeks
	6	12 weeks
	10	
PDUs	30	4-5 weeks
	70	8 weeks
	70	10 weeks
	70	11 weeks
	60	12 weeks
	300	
Splitter Cables	**7,200**	8 weeks